Filed pursuant to Rule 433(d)
Registration Statement No. 333-141008

ACE Securities Corp. Home Equity Loan Trust Series 2007-SL2

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

DB DRAFT OF AUGUST 13, 2007

Financial Guaranty Insurance Policy

Insured Obligations: $127,741,000 in aggregate principal amount of ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2, Asset-Backed Pass-Through Certificates, Class A Certificates	Policy No.: D-2007-161 Effective Date: August 15, 2007

Assured Guaranty Corp., a Maryland-domiciled insurance company (“Assured Guaranty”), in consideration of the payment of the premium and on the terms and subject to the conditions of this Policy (which includes each endorsement hereto), hereby unconditionally and irrevocably agrees to pay to the Trustee, for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment during the Term of the Policy but shall be unpaid by reason of Nonpayment. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the endorsement attached hereto.

Assured Guaranty will make payment of any amount required to be paid under this Policy following receipt of notice as described in the endorsement attached hereto. Such payments of principal and interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Assured Guaranty, transferring to Assured Guaranty all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligations, to the extent of such payments of principal and interest. Payment by Assured Guaranty to the Trustee for the benefit of the Holders shall discharge the obligations of Assured Guaranty under this Policy to the extent of such payment.

In the event that the Trustee for the Insured Obligations has notice that any payment of principal of or interest in an Insured Obligation which has become Due for Payment and which has been made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and has been recovered from such Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Assured Guaranty to the extent of such recovery if sufficient funds are not otherwise available (in accordance with the endorsement attached hereto).

This Policy is non-cancelable for any reason. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment premium or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Assured Guaranty, nor against any risk other than Nonpayment, including the failure of the Trustee to remit amounts received to the Holders of Insured Obligations and any shortfalls attributable to withholding or other taxes, including interest and penalties in respect of such liability.

To the fullest extent permitted by applicable law, Assured Guaranty hereby waives, in each case for the benefit of the Holders only, all rights and defenses of any kind (including, without limitation, the defense of fraud in the inducement or in fact or any other circumstance that would have the effect of discharging a surety, guarantor or any other Person in law or in equity) that may be available to Assured Guaranty to deny or avoid payment of its obligations under this Policy in accordance with the express provisions hereof. Nothing in this paragraph will be construed (i) to waive, limit or otherwise impair, and Assured Guaranty expressly reserves, Assured Guaranty’s rights and remedies, including, without limitation: its right to assert any claim or to pursue recoveries (based on contractual rights, securities law violations, fraud or other causes of action) against any Person or entity, in each case, whether directly or acquired as a subrogee, assignee or otherwise, subsequent to making any payment to the Beneficiary in accordance with the express provisions hereof, and/or (ii) to require payment by Assured Guaranty of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this Policy. Assured Guaranty does not waive its rights to seek payment of all amounts to which it is entitled pursuant to the Operative Documents.

This Policy (which includes each endorsement hereto) sets forth in full the undertaking of Assured Guaranty with respect to the subject matter hereof, and may not be modified, altered or affected by any other agreement or instrument, including, without limitation, any modification thereto or amendment thereof.

This Policy shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

IN WITNESS WHEREOF, Assured Guaranty has caused this Policy to be affixed with its corporate seal, to be signed by its duly authorized officer and to become effective and binding upon Assured Guaranty by virtue of such signature.

ASSURED GUARANTY CORP.
[SEAL]
By: _________________________________
Name:
Title:

Signature attested to by:

_____________________________________
Counsel

Form FG004 01 07
Policy No.: D-2007-161

Endorsement No. 1 to Financial Guaranty Insurance Policy

Attached to and forming a part of Financial Guaranty Insurance Policy No.: D-2007-161 Issued To: HSBC Bank USA, National Association, as Trustee	Effective Date: August 15, 2007

This endorsement forms a part of the Policy referenced above. To the extent the provisions of this endorsement conflict with the provisions of the above-referenced Policy, the provisions of this endorsement shall govern.

SECTION 1. Definitions

(i) All references to the “Trustee” in the first four paragraphs of the Policy shall mean, and refer to, the "Securities Administrator on behalf of the Trustee."

(ii) For purposes of the Policy, the following terms shall have the following meanings:

“Beneficiary” means the Trustee, on behalf of, and for the benefit of, the Holders of the Insured Obligations.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any other day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in the City of New York, State of Maryland or the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or required by law, executive order or governmental decree to be closed, or (iii) a day on which the Insurer is closed.

“Custodians” means Wells Fargo Bank, National Association and Deutsche Bank National Trust Company, and their successors and permitted assigns.

“Deficiency Amount” means, with respect to the Insured Obligations, an amount equal to the sum of:

(1)   with respect to any Distribution Date, any shortfall in the Available Distribution Amount, any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust and any other amounts available for the payment of accrued and unpaid interest on the Insured Obligations on such Distribution Date (subject to the limitations set forth in this Policy);

(2)   (a)   on the Final Distribution Date, the amount needed to pay the outstanding principal balance of the Insured Obligations (after giving effect to the payment of all amounts available to be paid on the Insured Obligations on that Distribution Date from all sources other than this Policy); and

(b) for any Distribution Date other than the Final Distribution Date, any Allocated Realized Loss Amounts allocable to the Insured Obligations;

provided, however, that “Deficiency Amount” shall not include any amounts available to be paid to the Holders of the Insured Obligations which are not paid to the Holders of the Insured Obligations solely as a result of failure by the Trustee or the Securities Administrator to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by reason of such a default. In addition, “Deficiency Amount” does not include Net WAC Rate Carryover Amounts, nor does it include shortfalls resulting from application of the Servicemembers Civil Relief Act, Prepayment Interest Shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities).

“Depositor” means ACE Securities Corp., and its successors and permitted assigns.

“Due for Payment” means (i) with respect to current interest and principal shortfalls pursuant to clauses (1) and (2)(b) of the definition of “Deficiency Amount”, the Distribution Date on which such amounts are due and payable pursuant to the terms of the Pooling and Servicing Agreement (without giving effect to any acceleration thereof), (ii) with respect to the unpaid principal balance of the Insured Obligations as of the Final Distribution Date, the Final Distribution Date, and (iii) with respect to a Preference Amount, the Business Day on which the documentation set forth in the fourth paragraph of Section 2 has been Received by the Insurer.

“Final Distribution Date” means the Distribution Date occurring in May 2037.

“Fiscal Agent” shall have the meaning assigned thereto in Section 4.

“Holder” means the registered owner of any Insured Obligation, but shall not include the Sponsor, the Master Servicer, any sub-servicers, the Depositor, the Issuing Entity, the Custodians, the Servicers, the Trustee, the Securities Administrator or any of their Affiliates.

Policy No.: D-2007-161

“Insolvency Proceeding” means, with respect to any Person, the commencement after the date hereof of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against such Person, or the commencement after the date hereof of any proceedings by or against such Person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to such Person under Federal or state law or the applicable law of any other jurisdiction.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of August 15, 2007, among the Insurer, the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, and the Trustee, as such agreement may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Insured Amount” means, (i) with respect to any Distribution Date and the Insured Obligations, the Deficiency Amount for such Distribution Date and (ii) with respect to any other date, any Preference Amounts.

“Insured Obligations” means the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2, Asset-Backed Pass-Through Certificates, Class A Certificates in the aggregate principal balance of $127,741,000 issued under the Pooling and Servicing Agreement.

“Insurer” means Assured Guaranty Corp., a Maryland-domiciled insurance company, and any successor thereto, as issuer of the Policy.

“Issuing Entity” means ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2.

“Master Servicer” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Maximum Insured Amount” shall mean with respect to the Insured Obligations, $127,741,000 in respect of principal, plus interest thereon calculated at the applicable Pass-Through Rate therefor.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of August 15, 2007, between DB Structured Products, Inc., as the seller and ACE Securities Corp., as the buyer, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer.

“Nonpayment” means, with respect to any Distribution Date, an Insured Amount is Due for Payment but the funds, if any, remitted to the Securities Administrator on behalf of the Beneficiary pursuant to the Pooling and Servicing Agreement are insufficient for payment in full of such Insured Amount.

“Notice of Claim” means a notice of Nonpayment and demand for payment of an Insured Amount in the form of Exhibit A hereto.

“Operative Documents” means the Insurance Agreement, the Insured Obligations, the Mortgage Loan Purchase Agreement, and the Pooling and Servicing Agreement.

“Order” means a final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Issuing Entity, to the effect that the Beneficiary or a Holder of the Insured Obligations is required to return or repay all or any portion of a Preference Amount.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Policy” means Financial Guaranty Insurance Policy No. D-2007-161, together with each and every endorsement thereto.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of July 1, 2007, among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer.

“Preference Amount” means any payment of principal or interest previously distributed by or on behalf of the Issuing Entity to the Beneficiary or a Holder of the Insured Obligations, which would have been covered under the Policy as a Deficiency Amount if there had been a shortfall in funds available to make such payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from the Beneficiary or such Holder pursuant to the United States Bankruptcy Code in accordance with an Order.

“Receipt” and “Received” means actual delivery to the Insurer prior to 12:00 noon, New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, on a Business Day, shall be deemed to be “Received” on the next succeeding Business Day. For purposes of this definition, “actual delivery” to the Insurer means (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 7, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Insurer at its facsimile number set forth in Section 7. If presentation is made by facsimile transmission, the Securities Administrator on behalf of the Beneficiary, (i) promptly shall confirm transmission by telephone to the Insurer at its telephone number set forth in Section 7, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 7. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Policy by the Securities Administrator on behalf of the Beneficiary, is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim hereunder, “Receipt” by the Insurer shall be deemed not to have occurred, and the Insurer promptly shall so advise the Securities Administrator on behalf of the Beneficiary. In such case, the Securities Administrator on behalf of the Beneficiary may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Insurer.

Policy No.: D-2007-161

“Securities Administrator” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Servicers” means Ocwen Loan Servicing, LLC and GMAC Mortgage, LLC, and their successors and permitted assigns.

“Sponsor” means DB Structured Products, Inc., and its successors and permitted assigns.

“Term of the Policy” means the period from and including the Effective Date to and including the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Insured Obligations have been paid in full and (ii) the Final Distribution Date; provided, however, that in the event that any amount with respect to any Deficiency Amount paid to the Securities Administrator on behalf of the Beneficiary pursuant to the Pooling and Servicing Agreement during the Term of the Policy becomes a Preference Amount, the Insurer’s obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Insurer pursuant to the terms hereof.

“Trustee” means HSBC Bank USA, National Association, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and any successor thereto under the Pooling and Servicing Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Insurer.

SECTION 2. Claims

The Securities Administrator on behalf of the Beneficiary may make a claim under this Policy for the amount of any Deficiency Amount by executing and delivering, or causing to be executed and delivered, to the Insurer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim hereunder when Received by the Insurer.

In the event that any amount shall be received by the Securities Administrator on behalf of the Beneficiary or by the Beneficiary in respect of a Deficiency Amount forming the basis of a claim specified in a Notice of Claim submitted hereunder, which amount had not been received when the Notice of Claim was prepared but which is received by the Securities Administrator on behalf of the Beneficiary or by the Beneficiary prior to the receipt of payment from the Insurer as contemplated by this Policy (any such amount, a “Recovery”), the Securities Administrator on behalf of the Beneficiary immediately shall so notify the Insurer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Securities Administrator on behalf of the Beneficiary or by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Insurer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

The Insurer will pay each Insured Amount that constitutes a Deficiency Amount to the Securities Administrator on behalf of the Beneficiary on the later of (i) the Distribution Date on which such Deficiency Amount becomes Due for Payment or (ii) the second Business Day following Receipt by the Insurer on a Business Day of a Notice of Claim as specified in the second preceding paragraph.

The Insurer will pay each Insured Amount that constitutes a Preference Amount on the later of (i) the date on which such Preference Amount is due to be paid pursuant to an applicable Order, or (ii) the fourth Business Day following Receipt by the Insurer from the Securities Administrator on behalf of the Beneficiary, of (a) a certified copy of such Order, (b) an opinion of counsel satisfactory to the Insurer that such Order is final and not subject to appeal, (c) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Insurer all rights and claims of the Beneficiary against the estate of the Issuing Entity or otherwise, which rights and claims relate to or arise under or with respect to the subject Preference Amount, and (d) a Notice of Claim appropriately completed and executed by the Securities Administrator on behalf of the Beneficiary. Such payment shall be disbursed to the receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Beneficiary or the Securities Administrator on behalf of the Beneficiary directly, unless the Securities Administrator on behalf of the Beneficiary has previously paid the Preference Amount over to such court, receiver, conservator, administrator, debtor-in-possession, or trustee in bankruptcy, in which case the Insurer will pay the Securities Administrator on behalf of the Beneficiary subject to the delivery of (1) the items referred to in clauses (a), (b), (c) and (d) above to the Insurer, and (2) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the related Order.

Policy No.: D-2007-161

Notwithstanding the foregoing paragraph, in no event shall the Insurer be obligated to make any payment in respect of a Preference Amount prior to the date the Insured Amount related to such Preference Amount is Due for Payment. In the event that the payment of any amount in respect of any Insured Amount is accelerated or must otherwise be paid by the Issuing Entity in advance of the scheduled Distribution Date therefor, nothing in this Policy shall be deemed to require the Insurer to make any payment hereunder in respect of any such Insured Amount prior to the date such Insured Amount otherwise would have been Due for Payment without giving effect to such acceleration, unless the Insurer in its sole discretion elects to make any prior payment, in whole or in part, with respect to any such Insured Amount.

No claim may be made hereunder except by the Securities Administrator on behalf of the Beneficiary.

SECTION 3. Payments

Payments due hereunder in respect of Insured Amounts shall be disbursed to the Securities Administrator on behalf of the Beneficiary (or in the case of a Preference Amount, to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in Section 2 above or, if the Securities Administrator on behalf of the Beneficiary has previously paid the Preference Amount over to such parties, to the Securities Administrator on behalf of the Beneficiary) by wire transfer of immediately available funds to an account of the Securities Administrator on behalf of the Beneficiary specified in the applicable Notice of Claim.

The Insurer’s obligations hereunder in respect of Insured Amounts shall be discharged to the extent that funds are transferred to the Securities Administrator on behalf of the Beneficiary (or in the case of a Preference Amount, to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in Section 2 above or, if the Securities Administrator on behalf of the Beneficiary has previously paid the Preference Amount over to such parties, to the Securities Administrator on behalf of the Beneficiary) as provided in the Notice of Claim, whether or not such funds are properly applied by the Securities Administrator on behalf of the Beneficiary or such other party.

In the event the Insurer is required under law to deduct or withhold any tax or similar charge from or in respect of any amount payable under or in respect of this Policy, the Insurer will make all such deductions and withholdings and pay the full amount deducted or withheld to the relevant taxation authority in accordance with law, but the Insurer will not “gross-up” or otherwise pay additional amounts in respect of such taxes, and the Insurer’s payments to the Securities Administrator on behalf of the Beneficiary or the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order relating to a Preference Amount, as the case may be, will be amounts that are net of such deductions or withholdings.

Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount described above which may be paid under this Policy shall not exceed the Maximum Insured Amount. This Policy will not cover any extent to which the Holders of the Insured Obligations are deemed to have to pay amounts, if any, pursuant to Section 5.07(f) of the Pooling and Servicing Agreement.

SECTION 4. Fiscal Agent

At any time during the Term of the Policy, the Insurer may appoint a fiscal agent (the “Fiscal Agent”) for purposes of this Policy by written notice to the Beneficiary and the Securities Administrator, specifying the name and notice address of such Fiscal Agent. From and after the date of receipt of such notice by the Beneficiary and the Securities Administrator, copies of all notices and documents required to be delivered to the Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Insurer. All payments required to be made by the Insurer under this Policy may be made directly by the Insurer or by the Fiscal Agent on behalf of the Insurer. The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Beneficiary or the Securities Administrator for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

SECTION 5. Subrogation

Upon and to the extent of any payment by the Insurer under this Policy, the Insurer shall become the holder of the Insured Obligations, any appurtenant coupon thereto and right to payment of principal thereof and interest thereon, and shall be fully subrogated to the Beneficiary’s and each Holder’s right, title and interest thereunder, including the right to receive payments in respect of the Insured Obligations. Any payment made by or on behalf of the Issuing Entity to, and any amounts received under the Operative Documents for the benefit of, the Holders in respect of any Insured Amount forming the basis of a claim hereunder (which claim shall have been paid by the Insurer) shall be received and held in trust for the benefit of the Insurer and shall be paid over to the Insurer in accordance with the Pooling and Servicing Agreement and the Insurance Agreement. The Beneficiary, the Securities Administrator and each Holder shall cooperate in all reasonable respects, and at the expense of the Insurer, with any request by the Insurer for action to preserve or enforce the Insurer’s rights and remedies in respect of the Issuing Entity under the Insured Obligations, any related security arrangements or otherwise, including, without limitation, any request to (i) institute or participate in any suit, action or other proceeding, (ii) enforce any judgment obtained and collect from the Issuing Entity, the Securities Adminisrator or the Beneficiary any amounts adjudged due or (iii) transfer to the Insurer, via absolute legal assignment, the Beneficiary’s, the Securities Administrator’s or such Holder’s rights in respect of any Insured Amount which may form the basis of a claim hereunder.

Policy No.: D-2007-161

SECTION 6. Assignment and Amendment

This Policy may not be assigned by the Beneficiary without the prior written consent of the Insurer. Except with the prior written consent of the Beneficiary and the Insurer, the terms of this Policy may not be modified or altered by any other agreement.

SECTION 7. Notices

All notices, presentations, transmissions, deliveries and communications made by the Beneficiary or the Securities Administrator on behalf of the Beneficiary to the Insurer with respect to this Policy shall specifically refer to the number of this Policy, shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

if to the Insurer:

Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Attention: Risk Management Department
Re: ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2, Asset-Backed Pass-Through Certificates, Class A Certificates, Policy No. D-2007-161
Telephone: (212) 974-0100
Telecopier: (212) 581-3268

With a copy to the General Counsel at the above address and telecopier number.

In each case in which a demand, notice or other communication to Assured Guaranty refers to an Event of Default, a claim on the Policy or any event with respect to which failure on the part of Assured Guaranty to respond shall be deemed to constitute consent or acceptance, then such demand, notice or other communication shall be marked to indicate “URGENT MATERIAL ENCLOSED”.

if to the Beneficiary:

HSBC Bank USA, National Association
Attn: CTLA-Structured Finance
            for ACE 2007-SL2
10 E. 40th Street-14th Floor
New York, NY 10016
Phone: 212-525-1362

if to the Securities Administrator:

Wells Fargo Bank, National Association
19062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust (ACE 2007-SL2)
Facsimile: 410-715-2380

The Insurer, the Beneficiary or the Securities Administrator may designate an additional or different address, or telephone or telecopier number, by prior written notice. Each notice, presentation, delivery and communication to the Insurer shall be effective only upon Receipt by the Insurer.

SECTION 8. Premiums

The Securities Administrator on behalf of the Beneficiary shall pay or cause to be paid to the Insurer in accordance with the Pooling and Servicing Agreement the premium payable to the Insurer in respect of this Policy as set forth in the premium letter, dated the date hereof, relating to this Policy.

Policy No.: D-2007-161

SECTION 9.  Termination

This Policy and the obligations of the Insurer hereunder shall terminate upon the expiration of the Term of the Policy.

SECTION 10.  No Waiver

No waiver of any rights or powers of the Insurer, the Beneficiary or the Securities Administrator, or any consent by any of them, shall be valid unless in writing and signed by an authorized officer or agent of the Insurer, Beneficiary or Securities Administrator, as applicable. The waiver of any right by the Insurer, the Beneficiary or the Securities Administrator, or the failure promptly to exercise any such right, shall not be construed as a waiver of any other right to exercise the same at any time thereafter.

SECTION 11.  Governing Law

This Policy shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof, other than Section 5-1401 of the New York General Obligations Law).

SECTION 12.  Submission to Jurisdiction

The Insurer hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court which hears appeals from any such court, in any action, suit or proceeding brought against it in connection with its obligations under this Policy, or for recognition or enforcement of any judgment with respect thereto, and the Insurer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such United States federal court. The Insurer agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by applicable law. To the extent permitted by applicable law, the Insurer hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such action, suit or proceeding, any claim (i) that it is not personally subject to the jurisdiction of such courts, (ii) that the action, suit or proceeding is brought in an inconvenient forum, (iii) that the venue of the action, suit or proceeding is improper or (iv) that the subject matter thereof may not be litigated in or by such courts.

Policy No.: D-2007-161

IN WITNESS WHEREOF, Assured Guaranty has caused this Endorsement to the Policy to be signed by its duly authorized officer and to become effective and binding upon Assured Guaranty by virtue of such signature.

ASSURED GUARANTY CORP.

By: _________________________________
Name:
Title:

Signature attested to by:

_________________________________
Counsel

Policy No.: D-2007-161

EXHIBIT A

NOTICE OF NONPAYMENT AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

[Insert Date]

Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Attention: General Counsel

Reference is made to Financial Guaranty Insurance Policy No. D-2007-161 (the “Policy”) issued by Assured Guaranty Corp. (the “Insurer”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Policy and the Pooling and Servicing Agreement, dated as of July 1, 2007, by and among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee (the “Pooling and Servicing Agreement”), as the case may be, unless the context otherwise requires.

The undersigned, a duly authorized officer of the Securities Administrator, hereby certifies to the Insurer that:

(i) The Securities Administrator is the Securities Administrator under the Pooling and Servicing Agreement, and is acting on behalf of the Beneficiary for the benefit of the Holders under the Pooling and Servicing Agreement.

(ii) The relevant Distribution Date is [insert applicable Distribution Date].

(iii) The amount due under clause (1) of the definition of Deficiency Amount for such Distribution Date is $__________.

(iv) The amount due under clause (2)(a) of the definition of Deficiency Amount for such Distribution Date is $__________.

(v) The amount due under clause (2)(b) of the definition of Deficiency Amount for such Distribution Date is $__________.

(vi) The sum of the amounts listed in paragraphs (iii), (iv), and (v) above is $__________ (the “Deficiency Amount”).

(vii) The Preference Amount is $_______________ (the “Preference Amount”).

(viii) The total Insured Amount due is $__________, which amount equals the sum of the Deficiency Amount and the Preference Amount.

(ix) The Securities Administrator is making a claim under the Policy on behalf of the Beneficiary for the benefit of the Holders for the Insured Amount.

(x) The Securities Administrator agrees that, following payment by the Insurer made with respect to the Insured Amount, which is the subject of this Notice of Claim, it (a) will cause such amounts to be applied directly to the payment of the applicable Insured Amount; (b) will not apply such funds for any other purpose; and (c) will cause an accurate record of such payment to be maintained with respect to the appropriate Insured Amount(s), the corresponding claim on the Policy, and the proceeds of such claim.

(xi) The Beneficiary, on behalf of the Holders, hereby assigns to the Insurer all rights of the Beneficiary and the Holders with respect to the Insured Obligations to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and/or sale of the Insured Obligations; provided, that payments to the Insurer in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Holders to receive all payments in respect of the Insured Obligations. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to the Insurer in respect of such payments. The Beneficiary shall take such action and deliver such instruments as may be reasonably requested or required by the Insurer to effectuate the purpose or provisions of this clause (xi).

(xii) The Beneficiary, on its behalf and on behalf of the Holders, hereby appoints the Insurer as agent and attorney-in-fact for the Beneficiary and each such Holder in any legal proceeding with respect to the Insured Obligations. The Beneficiary hereby agrees that, so long as the Insurer shall not be in default in its payment obligations under the Policy, the Insurer may at any time during the continuation of any Insolvency Proceeding (as defined in the Policy) with respect to the Issuing Entity direct all matters relating to such Insolvency Proceeding, including, without limitation, (a) all matters relating to any Preference Amount, (b) the direction of any appeal of any order relating to any Preference Amount at the expense of the Insurer but subject to reimbursement as provided in the Operative Documents and (c) the posting of any surety, supersedeas or performance bond pending any appeal. In addition, the Beneficiary hereby agrees that the Insurer shall be fully subrogated to, and the Beneficiary on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Beneficiary and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

Policy No.: D-2007-161

(xiii) Payment should be made by wire transfer to the following account:

[Name of Bank]
ABA No.: [________]
Account No: [________]
Account Name:  [________]
FFC:  [________]

Upon payment of the applicable Deficiency Amount(s), the Insurer shall be subrogated to the rights of the Beneficiary with respect to such payment, to the extent set forth in Section 5 of the endorsement thereto.

This Notice of Claim may be revoked at any time by written notice of such revocation by the Securities Administrator on behalf of the Beneficiary to the Insurer.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Notice of Claim as of the __ day of _________ of 20__.

[Securities Administrator]
as Securities Administrator under the Pooling and Servicing Agreement

By: ______________________________
Name:
Title:

[Trustee]
as Beneficiary

By: ______________________________
Name:
Title:

Policy No.: D-2007-161